Exhibit 10.1

Statement

The copper tailings (a/k/a mixed powders) used as raw material by Nanjing Fuya New Construction Materials Co., Ltd. (“Nanjing Fuya”) for its production are provided by us -Nanjing Funiushan Copper Co., Ltd. free of charge. We have an inventory of copper tailings (mixed powders) for 6 million ton and we produce 1,000 ton each day, all of which will be provided to Nanjing Fuya as the main raw material for its production free of charge. The period of such supply without charge is 15 years (March 2016 to March 31, 2031).

Hereby the statement

Nanjing Funiushan Copper Co., Ltd.

(Company Seal)

March 10, 2016